Exhibit 99.1

THEODORE B. STOLMAN (State Bar No. CA 52099)
TStolman@Stutman.com
SCOTT H. YUN (State Bar No. CA 185190)
SYun@Stutman.com
STUTMAN, TREISTER & GLATT, P.C.
1901 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Telephone: (310) 228-5600
Facsimile: (310) 228-5788

and

ROBERT W. JONES (State Bar No. TX 10951200)
RWJones@pattonboggs.com
J. MAXWELL TUCKER (State Bar No. TX 20270900)
MTucker@pattonboggs.com
BRENT R. MCILWAIN (State Bar No. TX 24013140)
BMcIlwain@pattonboggs.com
PATTON BOGGS LLP
2001 Ross Avenue, Suite 3000
Dallas, TX 75201-8001
Telephone: (214) 758-1500
Facsimile: (214) 758-1550
Proposed Bankruptcy Counsel for the Debtor and Debtor in Possession
Debtor’s Mailing Address:
2727 East Imperial Highway
Brea, California 92821
UNITED STATES BANKRUPTCY COURT
CENTRAL DISTRICT OF CALIFORNIA
SANTA ANA DIVISION

In re:	§	CASE NO. 8:08-13421-ES
§
FREMONT GENERAL CORPORATION, a Nevada corporation,	§	CHAPTER 11
§
	§	ORDER APPROVING MOTION FOR
Debtor.	§	ORDER AUTHORIZING THE DEBTOR
	§	TO USE THE SHARES OF A
Tax I.D. 95-2815260	§	NON-DEBTOR SUBSIDIARY
	§	TO CONSUMMATE THE CAPITALSOURCE
	§	TRANSACTION
§
§
§
§
§

     On July 17, 2008, a hearing (the “Hearing”) was held to consider the Motion for Order Authorizing the Debtor to Use the Shares of a Non-Debtor Subsidiary to Consummate the CapitalSource Transaction (the “Motion”), filed by Fremont General Corporation (the “Debtor”) on June 23, 2008 [Docket No. 29].1 The Court, having reviewed the Motion, the supporting declarations, and all other pleadings filed in this case; having heard statements from counsel in support of approval of the Motion, and good and sufficient cause appearing therefor, based upon the Findings of Fact and Conclusions of Law entered concurrently herewith, hereby:
     ORDERS, DECREES AND ADJUDGES that
     A. The Motion is hereby approved and all relief requested in the Motion is hereby granted;
     B. The Debtor is authorized to vote the stock of its wholly owned subsidiary, FGCC, authorizing FGCC to, in turn, authorize the Bank to sell the Purchased Assets to CSE;
     C. The Debtor is authorized to take such other actions that are reasonably necessary and appropriate to consummate and accomplish the sale by the Bank of the Purchased Assets;
     D. The ten-day stay of Federal Rule of Bankruptcy Procedure 6004(h) is waived to permit the Closing of the sale to occur upon entry of this Order; and
     E. All relief requested by any party that has objected to the Motion is hereby denied.
DATED: July 17, 2008

/s/ Erithe A. Smith

Honorable Erithe A. Smith
United States Bankruptcy Judge

1	All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Motion.

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